CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Voiceserve, Inc. for the quarter ending June 30, 2007, I, Aron Sandler , Chief Financial Officer of Voiceserve, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-QSB for the quarter ending June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, fairly represents in all material respects, the financial condition and results of operations of Voiceserve, Inc.

Date: August 20, 2007

Voiceserve, Inc.

By: /s/ Aron Sandler
Aron Sandler Chief Financial Officer